EXECUTIVE EMPLOYMENT AGREEMENT THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into by and between Dunkin’ Brands, Inc., a Delaware corporation with its principal place of business at Canton, Massachusetts (the “Company”), Dunkin’ Brands Group, Inc., a Delaware Corporation (“Holdings”), and David Hoffmann (the “Executive”), effective as of July 11, 2018 (the “Effective Date”). WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of areas, including financial, strategic planning, regulatory, community relations and others; WHEREAS, the Executive possesses certain experience and expertise that qualify him to provide the direction and leadership required by the Company and its Affiliates; WHEREAS, subject to the terms and conditions hereinafter set forth, the Company and Holdings wish to employ the Executive as their Chief Executive Officer and the Executive wishes to serve in such capacity; NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree: 1. Employment. Effective as of the Effective Date and subject to the terms and conditions set forth in this Agreement, the Company hereby offers, and the Executive hereby accepts, continuing employment. 2. Term. Subject to earlier termination as hereinafter provided, the Executive’s employment in the capacity of Chief Executive Officer shall commence on the Effective Date and, unless earlier terminated under Section 5 of this Agreement, shall continue for a term of three (3) years. The term of this Agreement is hereinafter referred to as “the term of this Agreement” or “the term hereof.” The parties agree that they will meet to discuss the possibility of an extension to the term of this Agreement within six months following the second anniversary of the Effective Date, it being understood that any such extension must be mutually agreed to in writing by both the Executive and the Company. 3. Capacity and Performance. (a) During the term hereof, the Executive shall serve as the Chief Executive Officer of the Company and Holdings, reporting to the Executive Chairman of the Board of Directors of Holdings (the “Board”) so long as that position remains in effect, and to the Board directly thereafter. During the term, subject to the requirements of applicable law (including, without limitation, any rules or regulations of any exchange on which the common stock of Holdings is listed), Holdings agrees to propose to the shareholders of Holdings at each applicable annual meeting occurring during the term the re-election of the Executive as a member of the Board and the Executive shall so serve, without additional compensation, if re-elected. In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of the Company’s Affiliates, if so elected or appointed from time to time as the Company or the Board deem appropriate. In the event the Executive’s employment with the Company terminates for any reason, the Executive’s membership on the Board and the Executive’s service as a director and/or officer of the Company and any of its Affiliates shall also terminate, and the Executive shall be deemed to resign from the Board and from all such director and officer positions immediately upon such termination of employment, in each case, unless otherwise agreed in writing by the Company and the Executive. 1

(b) During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform the duties consistent with his position for the Company, for Holdings and for their respective Affiliates. (c) During the term hereof, the Executive shall devote substantially all of his business time and efforts, business judgment, skill and knowledge to the performance of his duties hereunder; provided, however, that the Executive may devote reasonable amounts of time to serving (i) as a director or a member of any industry, trade, professional, governmental, religious, educational or charitable organization; or (ii) in such activities and positions as may be expressly approved by the Board; so long as, in each case, the services do not interfere with the performance of the Executive’s services hereunder. 4. Compensation and Benefits. As compensation for all services performed by the Executive during the term hereof, the Executive shall receive the following: (a) Base Salary. Effective as of the Effective Date and during the term hereof, the Company shall pay the Executive a base salary at the rate of Nine Hundred Thousand Dollars ($900,000) per annum, payable in accordance with the Company’s payroll practices for its executives as may exist from time-to-time, in the Company’s sole discretion. Such base salary is hereinafter referred to as the “Base Salary”. (b) Incentive and Bonus Compensation. During the term hereof, the Executive shall be eligible to receive an annual bonus based on the achievement of pre-established performance objective(s) set by the Board or the Compensation Committee of the Board (“Committee”) for such year, in accordance with the terms of the Company’s Short Term Annual Incentive Plan, as in effect from time to time. For each fiscal year during the term of this Agreement, if the Company’s performance measured against the relevant performance objective or objectives is achieved at the pre-established target level, the Executive will be eligible to receive a target bonus of One Hundred and Twenty Five Percent (125%) of Base Salary earnings (prorated for 2018 based on the Effective Date) and shall be eligible to receive a maximum bonus on such terms as approved by the Board or the Committee consistent with the same determination (including with respect to any slope approved by the Board or the Committee determining the funding of annual bonuses for Company executives based on the Company’s performance and any respective threshold and maximum funding levels thereunder) for the majority of other senior executives of the Company. If the Company’s performance measured against the relevant performance objective or objectives is achieved at a level below the target level, the Board or the Committee shall determine what bonus, if any, the Executive shall receive, such determination to be made in the Board’s or the Committee’s sole discretion and in a manner similar to the determination (including with respect to any slope approved by the Board or the Committee determining the funding of annual bonuses for Company executives based on the Company’s performance and any respective threshold and maximum funding levels thereunder) for the majority of other senior executives of the Company. For purposes of this section, the fiscal year shall mean the then-current fiscal year of the Company. Any bonus due hereunder shall be payable not later than two and one-half (2 ½) months following the end of the fiscal year for which the bonus was earned. (c) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties hereunder, upon submission of documentation in accordance with the Company’s then-existing policies and procedures for substantiation and reimbursement of expenses. (d) Vacations. During the term hereof, the Executive shall be entitled to four (4) weeks of vacation per year, in addition to standard Company holidays, said vacation to be taken at such times and intervals as shall reasonably be determined by the Executive. 2

(e) Other Benefits. During the term hereof, the Executive shall be entitled to participate in any and all Employee Benefit Plans from time to time in effect for employees of the Company generally, and in all fringe benefits generally available to senior executives of the Company, but without duplication of any benefit or class of any benefits provided for separately under this Agreement (e.g., severance). Such participation shall be subject to the terms of the applicable plan documents and then-existing Company policies. The Company may alter, modify, add to, suspend or terminate its Employee Benefit Plans at any time as it, in its sole judgment, determines appropriate, without recourse by the Executive. For purposes of this Agreement, “Employee Benefit Plan” shall have the meaning ascribed to such term in Section 3(3) of ERISA, as amended from time to time. (f) Timing of Reimbursements. Any reimbursements or in-kind benefits provided under (c) or (e) of this Section 4, or otherwise provided under this Agreement, that would constitute nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and guidance issued thereunder (“Section 409A”), shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect the Executive’s right to reimbursement of any other such expense in any other taxable year; (ii) reimbursement of the expense shall be made not later than the end of the Executive’s taxable year following the taxable year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit. (g) Equity Awards. The Executive will be eligible to participate in the Company’s 2015 Omnibus Long-Term Incentive Plan (or any successor equity plan) as in effect from time to time. The Executive will be eligible to receive an equity award grant for calendar year 2019 with an approximate grant date fair value of $3,500,000, subject to Board and Committee approval. Equity award grants are presently scheduled to be made during the first quarter following the applicable calendar year, and actual grant date fair values will be based on Company performance, individual performance and Board and Committee discretion. Any equity award grants are subject to Board or Committee approval, the terms of the 2015 Omnibus Long-Term Incentive Plan (or any successor equity plan), as in effect from time to time, the applicable stock award agreements, and Dunkin’ Brands Stock Ownership Guidelines, which for a CEO are currently six (6) times annual base salary. (h) Equity Award Upon Promotion to Chief Executive Officer. The Executive will receive a one-time equity award upon or as soon as practicable following the Effective Date. This award is separate and distinct from the Company’s annual equity award program described in section 4(g) above and is non-recurring. This award will be in the form of restricted stock units and will have an approximate grant date fair value of $1,500,000. This award will vest ratably over three years subject to the Executive’s continued employment with the Company. The specific terms and conditions of this award will be governed by an award agreement, which will be provided under separate cover and is expressly incorporated herein, and the terms of the 2015 Omnibus Long-Term Incentive Plan. 5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive’s employment hereunder shall terminate prior to the expiration of the term hereof under the following circumstances: (a) Death. Upon the Executive’s death during the term hereof, the Executive’s employment hereunder shall immediately and automatically terminate and, within thirty (30) days of the date of death, the Company shall pay to the Executive’s designated beneficiary or, if no beneficiary has been designated by the Executive in writing, to his estate, a lump sum cash payment of (i) any Base Salary earned but not paid during the final payroll period of the Executive’s employment through the date of termination, and (ii) any vacation accrued but not used through the date of termination (all of the foregoing, “Final Compensation”). The Company will have no further obligations to the Executive or his estate or designated beneficiary hereunder, except for vested benefits expressly provided under the terms of the 3

Employee Benefits Plans, and any annual bonus earned for the fiscal year preceding that in which a termination occurs based on that fiscal year’s performance, but that remains unpaid as of the date of termination. (b) Disability. (i) The Company may terminate the Executive’s employment hereunder, upon at least ten (10) days’ prior notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, notwithstanding the provision of any reasonable accommodation, for more than ninety (90) consecutive days during any period of three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the Company shall provide the Executive with a lump sum cash payment of Final Compensation upon such termination and any annual bonus earned for the fiscal year preceding that in which a termination occurs based on that fiscal year’s performance, but that remains unpaid as of the date of termination. (ii) The Board may designate another employee to act in the Executive’s place during any period of the Executive’s disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(e), to the extent permitted by the then-current terms of the applicable Employee Benefit Plans, until the Executive becomes eligible for disability income benefits under the Company’s disability income plan or until the termination of his employment, whichever shall first occur. (iii) Any payments made to the Executive under the Company’s long-term disability income plan shall reduce the Base Salary otherwise payable for the period covered by such disability payment, provided that the Executive shall continue to participate in all Employee Benefit Plans until the termination of his employment. (iv) If any question shall arise as to whether during any period the Executive is disabled the Executive may, and at the request of the Company shall, submit to a medical examination by a physician mutually selected by the Board and the Executive, and a written determination by such physician shall for the purposes of this Agreement be conclusive of the issue. If the Board and the Executive cannot agree on a physician, the Board may select a physician who is a physician on staff at a hospital in Boston, Massachusetts. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company’s determination of the issue shall be binding on the Executive. (c) By the Company for Cause. The Company may terminate the Executive’s employment hereunder for Cause at any time upon notice to the Executive setting forth in reasonable detail the nature of such Cause. The following shall constitute “Cause” for termination; however, this list shall not be deemed exhaustive of all such grounds for a termination for “Cause”: (i) The Executive’s commission of a felony, crime of moral turpitude, breach of trust or unethical business conduct, or any crime involving the Company; (ii) The Executive’s material and continued failure to adhere to the directions of the Board, to adhere to the Company’s policies and practices, or to devote substantially all of his business time and efforts to the Company; (iii) The Executive’s willful and continued failure to substantially perform those duties properly assigned to him (other than any such failure resulting from his disability); 4

(iv) The Executive’s breach of any of Sections 6, 7 or 8 of this Agreement; (v) The Executive’s breach in any material respect of the terms and provisions of this Agreement and failure to cure such breach within ten (10) days following written notice from the Company specifying such breach; (vi) The Executive’s misconduct, fraud, misappropriation or embezzlement, or any willful act which, in the Board’s reasonable judgment, brings or has the potential to bring the Company into disrepute; (vii) The Executive becomes disqualified from holding any office in the Company or in any of its Affiliates (except where such disqualification is a result of actions of the Company or any of its Affiliates or is a result of actions over which he has no control), or resigns from such office (other than for Good Reason) without the prior written approval of the Board. Upon the giving of notice of termination of the Executive’s employment hereunder for Cause, the Company shall have no further obligation to the Executive, other than to pay Final Compensation immediately upon such termination. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission is in the best interests of the Company. Any act or failure to act that is based upon authority given by a resolution duly adopted by the Board or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. (d) By the Company Other than for Cause. The Company may terminate the Executive’s employment hereunder other than for Cause at any time. In the event of such termination, then, in addition to Final Compensation, which shall be payable immediately upon termination, the Company shall pay to the Executive, an amount equal to eighteen (18) months of his Base Salary. Such payment shall be made in equal installments over the eighteen (18)-month period following such termination. In addition, the Company shall pay the Executive an amount equal to 100% of the target bonus as defined under Section 4(b) of this Agreement for the year in which such termination occurs divided in equal installments for the eighteen (18)-month period following the date on which the termination occurs. Upon the payment of such amounts, the Company shall have no further obligation to the Executive. The obligation of the Company to make any payments under this Section 5(d), excluding the payment of Final Compensation, shall be conditioned upon and subject to the Executive’s entering into a separation and general release agreement, which shall include and expressly incorporate the non-competition, non- solicitation, and confidentiality provisions herein, with the Company in the form provided by the Company that has been in effect for at least fourteen (14) days prior to the date of such payment, and on the Executive's continued compliance with the obligations of the Executive to Holdings, the Company and its Affiliates that survive termination of his employment, including without limitation under Sections 6, 7 and 8 of this Agreement. Subject to Section 5(i) below, all severance pay to which the Executive is entitled hereunder shall be in the form of salary continuation, payable in accordance with the normal payroll practices of the Company, with the first payment, which shall be retroactive to the day immediately following the date the Executive’s employment terminated, being due and payable on the Company’s next regular payday for employees that follows the expiration of sixty (60) calendar days from the date the Executive’s employment terminates. (e) By the Executive’s Resignation for Good Reason. The Executive may terminate his employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive: 5

(i) Material diminution in the nature or scope of the Executive’s responsibilities, duties, authority or status; provided, however, that each of (A) the Company’s failure to continue the Executive’s appointment as a director or officer of Holdings, the Company or any of its Affiliates, , (B) any diminution of the business of Holdings, the Company or any of their respective Affiliates, and (C) any sale or transfer of equity, property or other assets of Holdings, the Company or any of their respective Affiliates (including any such sale or transfer or any other transaction or series of such transactions that results in a change of control of the Company or Holdings) shall not be deemed to constitute “Good Reason”; (ii) Relocation of the Executive’s place of headquartered employment, without the Executive’s consent, to a location that is more than fifty (50) miles from Canton, Massachusetts; or (iii) The Company fails to perform substantially any material term of this Agreement, excluding a failure which is cured within thirty (30) business days following notice from the Executive specifying in detail the nature of such failure. A termination shall qualify as a termination for Good Reason only if (1) the Executive gives the Company notice within ninety (90) days of its first existence or occurrence (without the consent of the Executive), of any or any combination of the eligibility conditions specified above; (2) the Company fails to cure the eligibility condition(s) within thirty (30) days of receiving such notice; and (3) the Executive terminates employment not later than ninety (90) days following the end of such thirty-day period. In the event of termination in accordance with this Section 5(e), and in addition to Final Compensation, which shall be paid not later than the next regular Company payday following the effective date of termination, the Executive will be entitled to the same payments that he would have been entitled to receive had the Executive been terminated by the Company other than for Cause in accordance with Section 5(d) above, payable as provided in Section 5(d); provided that the Executive satisfies all conditions to such entitlement as set forth in Section 5(d) including the execution of the separation and general release agreement described therein and compliance with the covenants set forth in Sections 6, 7 and 8 of this Agreement. A termination of employment for Good Reason under this Section 5(e) is intended to satisfy the meaning of “involuntary separation from service” (as defined in Section 1.409A-1(n) of the Treasury Regulations). (f) By the Executive Other than for Good Reason. The Executive may terminate his employment hereunder at any time upon sixty (60) days’ notice to the Company. In the event of termination of the Executive pursuant to this Section 5(f), the Board may elect to waive the period of notice, or any portion thereof. The Company shall have no further obligation to the Executive, other than for any Final Compensation, which shall be paid not later than the next regular Company payday following the effective date of termination. (g) Expense Reimbursement. Following the termination of the Executive’s employment for any reason, the Company will reimburse the Executive or his estate or designated beneficiary for any business expenses reasonably incurred by the Executive and reimbursable under Section 4(c) hereof but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within sixty (60) days following the date the Executive’s employment terminates. Any such reimbursement shall be payable not later than thirty (30) days following receipt by the Company of such properly substantiated and documented request for reimbursement. (h) Employee Benefit Plans. Except for any right of the Executive to continue medical and dental plan participation in accordance with applicable law, the Executive’s participation in all Employee Benefit Plans shall terminate pursuant to the terms of the applicable plan documents based on the date of termination of the Executive’s employment without regard to severance payments or other payment made to or on behalf of the Executive following such date of termination. 6

(i) Timing of Payments. (i) Notwithstanding anything to the contrary in this Agreement, if at the time of the Executive’s termination of employment, the Executive is a “specified employee,” as defined below, any and all amounts payable under this Section 5 on account of such separation from service that constitute deferred compensation and would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Executive’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A- 1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits that qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A-1(a)(5); or (C) other amounts or benefits that are not subject to the requirements of Section 409A. (ii) For purposes of this Agreement, to the extent required to comply with Section 409, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i). (iii) Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. 6. Confidential Information. (a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates; provided that the Executive may divulge any Confidential Information that may be required by law and may disclose such information to his personal advisors for purposes of enforcing or interpreting this Agreement, provided they agree to keep it confidential. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination. The confidentiality obligation under this Section 6 shall not apply to information which is generally known or readily available to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Executive or any other Person having an obligation of confidentiality to the Company or any of its Affiliates. Following termination of employment, the Executive shall not communicate or divulge any Confidential Information without the Company’s prior written consent or as may otherwise be required by law or legal process. (b) Notwithstanding the foregoing, nothing in this Agreement limits, restricts or in any other way affects the Executive communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity, or requires the Executive to provide prior notice to the Company of the same. The Executive cannot be held criminally or civilly liable under any federal or state trade secret law 7 for disclosing a trade secret (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed under seal in a lawsuit or other proceeding. Notwithstanding this immunity from liability, the Executive may be held liable if he unlawfully accesses trade secrets by unauthorized means. (c) All documents, records, tapes and other media of every kind and description relating to the business of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall surrender to the Company at the time his employment terminates all Documents containing Confidential Information then in the Executive’s possession, such as strategic business plans and other material Documents. (d) The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent. 7. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property developed during the term of his employment with the Company. Subject to the foregoing, the Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts requested by the Company to assign the Intellectual Property so developed to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. All copyrightable works that the Executive creates shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company. 8. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates: (a) While the Executive is employed by the Company and for two (2) years after his employment terminates, and regardless of the reason therefor, the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates or undertake any planning for any business competitive with the Company or any of its Affiliates. Specifically, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Affiliates as conducted during the Executive’s employment, and further agrees not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of the Company or any of its Affiliates for which the Executive has provided services during his employment. Restricted activity includes without limitation accepting employment with any Person who is, or at any time within one year prior to termination of the Executive’s employment has been, a franchisee of the Company or any of its Affiliates. For purposes of this Section 8, the business of the Company and its Affiliates shall include all Products as hereinafter defined. The foregoing, however, shall not prevent the Executive’s passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. (b) The Executive agrees that, during his employment and during the two (2) year period immediately following termination of his employment, and regardless of the reason therefor, the Executive will not directly or indirectly (a) solicit or encourage any franchisee of the Company or any of its Affiliates to terminate or diminish its relationship with them; or (b) seek to persuade any such 8 franchisee or prospective franchisee of the Company or any of its Affiliates to conduct with anyone else any business or activity which such franchisee or prospective franchisee conducts with the Company or any of its Affiliates; provided that these restrictions shall apply only with respect to those Persons who are or have been a franchisee of the Company or any of its Affiliates at any time within the immediately preceding one year or whose business has been solicited on behalf of the Company or any of the Affiliates by any of their officers, employees or agents (and of which the Executive has actual knowledge) within said one year period, other than by form letter, blanket mailing or published advertisement. (c) The Executive agrees that, during his employment and for the two (2) year period immediately following termination of his employment, and regardless of the reason therefor, the Executive will not, and will not assist any other Person to, (a) hire or solicit for hiring any employee of the Company or any of its Affiliates as of the date of such solicitation or any employee who was employed by the Company or any of its Affiliates during the six (6) months prior to the Executive’s termination of employment, or seek to persuade any employee of the Company or any of its Affiliates to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or any of its Affiliates to terminate or diminish its relationship with them. For the purposes of this Agreement, an “employee” or “independent contractor” of the Company or any of its Affiliates is any person who was such at any time within the preceding year. For purposes hereof, general solicitations not directed at a particular person or advertising in media directed at the general public shall not provide the basis for a claim by the Company that the Executive violated this Section as it relates to the non- solicitation covenants contained herein. 9. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 6, 7 and 8 hereof. The Executive agrees without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates; that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent him from obtaining other suitable employment during the period in which the Executive is bound by these restraints. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 6, 7 or 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond, as well as to its reasonable attorneys’ fees and costs incurred in connection with such breach. The parties further agree that, in the event that any provision of Section 6, 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. 10. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply: (a) “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with Holdings or the Company, as applicable, where control may be by either management authority, contract or equity interest. (b) “Confidential Information” means any and all information of Holdings, the Company and their respective Affiliates that is not generally known by others with whom they compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed by Holdings, the Company or their respective Affiliates would assist in competition against them. Confidential 9

Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of Holdings, the Company and their respective Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, and (iv) the identity and special needs of the customers or franchisees of Holdings, the Company and their respective Affiliates. Confidential Information also includes any information that Holdings, the Company or any of their respective Affiliates have received, or may receive hereafter, belonging to franchisees or others with any understanding, express or implied, that the information would not be disclosed. (c) “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas that are patentable or copyrightable or constitute trade secrets conceived, made, created or developed by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive’s employment that relate to either the Products or any prospective activity of Holdings, the Company or any of their respective Affiliates or that make use of Confidential Information or any of the equipment or facilities of Holdings, the Company or any of their respective Affiliates. (d) “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates. (e) “Products” mean all products researched, developed, manufactured, sold, licensed, leased or otherwise distributed or put into use by Holdings, the Company or any of their respective Affiliates, to the extent such products pertain to breakfast foods, coffees and related beverages, and/or ice cream, or to other food product lines the Company or any of its Affiliates has adopted or may adopt (through business acquisition or otherwise) subsequent to the execution of this Agreement, together with all services provided by Holdings, the Company or any of their respective Affiliates, during the Executive’s employment. 11. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law. 12. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Executive is transferred to a position with any of the Affiliates or in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. 13. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. 10

15. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, consigned to a reputable national courier service or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chair of the Board, or to such other address as either party may specify by notice to the other actually received. 16. Entire Agreement; No Conflicting Agreements. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive’s employment, including, without limitation, that certain offer letter between the Executive and the Company dated September 19, 2016. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. 17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company. 18. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. 20. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof. The Company and the Executive each irrevocably and unconditionally (i) agree that any suit, action or proceeding commenced by either party against the other will be brought in the state of Massachusetts, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which either party may have to the laying of venue of any such suit, action or proceeding in any such court. The Company and the Executive each also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 15. 21. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. 22. Survival. This Agreement shall survive the expiration of the term hereof and the termination of Executive’s employment under any circumstances to the extent necessary to give effect to its provisions. [Signature page follows immediately.] 11

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by their duly authorized representatives, and by the Executive, as of the date first above written. DAVID HOFFMANN: DUNKIN’ BRANDS, INC. /s/ David Hoffmann By: /s/ Nigel Travis Nigel Travis Title:Executive Chairman of the Board DUNKIN’ BRANDS GROUP, INC. By: _____/s/ Nigel Travis___________________ Nigel Travis Title: Executive Chairman of the Board 12